Exhibit 99.1

July 30, 2009	CONTACTS:	Investor Relations – Mark G. Stockard
Phone: (713) 381-4707
Toll Free: (800) 659-0059
Media Relations – Rick Rainey
Phone: (713) 381-3635

TEPPCO PARTNERS, L.P. REPORTS
SECOND QUARTER 2009 FINANCIAL RESULTS

HOUSTON – TEPPCO Partners, L.P. (NYSE:TPP) today reported second quarter net income for 2009 of $11.2 million, or $0.09 per unit, compared with net income of $47.7 million, or $0.42 per unit, for the second quarter of 2008.  Net income for the second quarter of 2009 reflects $34.2 million of non-cash loss related to TEPPCO’s dissociation from the Texas Offshore Port System partnership (TOPS) announced in April 2009, $6.8 million of expenses related to the definitive merger agreement with Enterprise Products Partners L.P., and $3.3 million of non-cash charges to idle a river terminal at Helena, Arkansas and to write-off obsolete and damaged storage tanks.  Combined, these items reduced net income by $44.3 million, or $0.35 per unit. The weighted average number of outstanding limited partner units increased to 104.9 million units for the second quarter of 2009, compared with 94.9 million units for the second quarter of 2008, primarily attributable to the public issuance of 9.2 million units in September 2008.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), which excludes the loss on the forfeiture of the partnership’s investment in TOPS, increased 5 percent to $134.1 million for the second quarter of 2009, compared with $128.1 million for the second quarter of 2008.  Adjusted EBITDA is a non-GAAP (Generally Accepted Accounting Principles) financial measure that is defined and

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reconciled to its most directly comparable GAAP financial measure later in this news release.

“We were pleased with our performance in the second quarter of 2009 in light of the ongoing recessionary conditions,” said Jerry E. Thompson, president and chief executive officer of the general partner of TEPPCO.  “During the second quarter of 2009, our Upstream business segment benefited from higher margins earned on storage and terminal services at our Cushing, Oklahoma facilities and our Downstream business segment benefited from higher long-haul propane transportation volumes.  In addition, lower electricity rates in 2009 have resulted in reduced power costs throughout our pipeline systems.”

Thompson continued, “In June 2009, we expanded our Marine Services fleet with the purchase of 47 vessels from TransMontaigne Product Services.  This $50 million acquisition provided the opportunity to expand our marine transportation business to include fuel bunkering operations to cargo and cruise ships and is supported by long-term contracts of up to five-years.”

OPERATING RESULTS BY BUSINESS SEGMENT

Upstream segment
The Upstream segment includes gathering, pipeline transportation, marketing and storage of crude oil, distribution of lubrication oils and specialty chemicals and fuel transportation services.  Adjusted EBITDA, which excludes the charge for the forfeiture of TEPPCO’s investment in TOPS, increased 12 percent over the second quarter of 2008 to $42.0 million.  Adjusted EBITDA for the second quarter of 2008 totaled $37.4 million. The improvement was primarily attributable to increased operating margins and revenues due to higher demand for storage and terminaling services at Cushing, Oklahoma attributable to the contango price environment for crude oil and increased operating revenues from the acquisition of an additional fuel distributorship

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during the third quarter of 2008.  These increases were partially offset by lower transportation volumes on the South Texas gathering system.  Operating and general and administrative expenses increased from the second quarter of 2008 due to the addition of the distributorship in the third quarter of 2008, decreased product measurement gains and merger-related costs allocated to the Upstream segment in the second quarter of 2009.

TEPPCO’s share of Adjusted EBITDA from its equity investments in the Upstream segment totaled $4.9 million for the second quarter of 2009, compared with $6.2 million for the second quarter of 2008.  This decrease was primarily due to lower long-haul transportation volumes on the Seaway Crude Pipeline system, which averaged 152,000 barrels per day (bpd) in the second quarter of 2009, compared with 218,000 bpd in the second quarter of 2008.  Equity loss from unconsolidated affiliates in the Upstream segment totaled $31.3 million for the second quarter of 2009, which includes the $34.2 million non-cash charge to dissociate from TOPS, compared with equity earnings of $4.2 million in the second quarter of 2008.

Downstream segment
Adjusted EBITDA for the Downstream segment, which includes pipeline transportation, marketing and storage of refined products, liquefied petroleum gases (LPGs) and petrochemicals, was $28.3 million for the second quarter of 2009, compared with $26.6 million for the second quarter of 2008.  The improved results were primarily attributable to a $3.5 million reduction in operating fuel and power expense, $2.4 million of expense in the second quarter of 2008 due to the write-off of costs of a cancelled project, and a $1.4 million increase in LPG transportation revenues in the second quarter of 2009 as a result of increased demand in the Northeast market.  These increases in Adjusted EBITDA were partially offset by a $3.0 million decrease in refined products transportation revenues, merger-related costs allocated to the Downstream

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segment in the second quarter of 2009, and lower Adjusted EBITDA from TEPPCO’s equity investment in Centennial Pipeline.

Total LPG transportation volumes averaged 73,000 bpd in the second quarter of 2009, compared with 74,000 bpd in the second quarter of 2008.  The decrease in LPG volumes was primarily due to lower butane demand from Midwest area refineries and lower propane demand from a Midwest petrochemical facility, partially offset by increased propane deliveries in the Northeast due to reduced supplies from competing modes of transportation.  Total refined products transportation volumes averaged 440,000 bpd in the second quarter of 2009, compared with 460,000 bpd in the second quarter of 2008.  The decrease was primarily due to lower Midwest demand, partially offset by increased short-haul distillate volumes transported along the upper Texas Gulf Coast.

TEPPCO’s share of Adjusted EBITDA from its equity investment in Centennial Pipeline was a loss of $1.0 million for the second quarter of 2009, compared with break even for the second quarter of 2008.  The loss in the second quarter of 2009 was primarily due to lower transportation volumes and increased expenses for pipeline maintenance and product transportation downgrades.  Volumes on Centennial averaged approximately 80,000 bpd in the second quarter of 2009, compared with 116,000 bpd in the second quarter of 2008.  Equity loss for Centennial Pipeline totaled $4.3 million for the second quarter of 2009, compared with a loss of $3.7 million in the second quarter of 2008.

Midstream segment
The Midstream segment includes gathering of natural gas, fractionation of natural gas liquids (NGLs), pipeline transportation of NGLs and TEPPCO’s ownership interest in Jonah Gas Gathering Company (Jonah).

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Adjusted EBITDA for the second quarter of 2009 was $49.0 million, compared with $49.1 million for the second quarter of 2008.  The slight decrease in Adjusted EBITDA was primarily due to decreased product measurement gains, increased pipeline integrity expenses and merger-related expenses allocated to the Midstream segment in the second quarter of 2009.  Offsetting much of the decrease was increased Adjusted EBITDA from the partnership’s investment in Jonah, lower power expense and increased NGL transportation revenues attributable to greater volumes transported under interruptible rates on the Chaparral system, which carry higher tariffs.  Total NGL transportation volumes averaged 195,000 bpd in the second quarter of 2009, compared with 207,000 bpd in the second quarter of 2008.

TEPPCO’s share of Adjusted EBITDA from its equity investment in Jonah was $34.9 million for the second quarter of 2009, compared with $30.7 million for the second quarter of 2008.  The increase was primarily attributable to higher volumes on the Jonah-Pinedale system, which averaged 2.2 billion cubic feet per day (Bcf/d) in the second quarter of 2009, compared with 1.9 Bcf/d in the second quarter of 2008, partially offset by decreased condensate sales.  Equity earnings for Jonah totaled $23.8 million for the second quarter of 2009, compared with $21.9 million in the second quarter of 2008.

Marine Services segment
The Marine Services segment includes marine transportation of refined products, crude oil, asphalt, condensate, heavy fuel oil and other heated oil products via tow boats and tank barges.  With the June 5, 2009 acquisition of assets from TransMontaigne, the Marine Services segment also delivers bunker fuels for cruise liners and cargo ships and fuel oil for electric generation plants.  Adjusted EBITDA for the Marine Services segment was $14.8 million for the second quarter of 2009, compared with $15.0 million for the second quarter of 2008.  The decrease was primarily due to a lower utilization rate of its existing inland and offshore vessel fleet as a result of recessionary economic

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conditions, partially offset by the Adjusted EBITDA contributed from the assets acquired in June 2009.  TEPPCO’s fleet operated at an 88 percent utilization rate in the second quarter of 2009, compared with 92 percent in the second quarter of 2008.

CAPITALIZATION AND LIQUIDITY
Total debt principal outstanding at June 30, 2009 was approximately $2.7 billion.  This amount includes $300 million of junior subordinated notes for which the nationally recognized debt rating agencies ascribe equity credit to approximately 58 percent of the principal amount.  At June 30, 2009, TEPPCO had liquidity of approximately $198.0 million, which is comprised of cash and available borrowing capacity under the partnership’s revolving credit facility.

Interest expense for the second quarter of 2009 was $32.3 million, compared with  $33.0 million for the second quarter of 2008.  The decrease was primarily due to lower variable interest rates on the partnership’s revolving credit facility.

For the six months ended June 30, 2009, TEPPCO spent $147.0 million on revenue-generating and system upgrade projects, and $19.1 million of investment for its share of capital expenditures related to expansions of the Jonah-Pinedale system. Expenditures for maintenance capital projects totaled $17.3 million for the first six months of 2009.  For the full year 2009, the partnership expects to spend in the range of $285 million to $315 million for revenue-generating capital projects, including its investments in the Jonah joint venture, and approximately $45 million for maintenance capital expenditures.

NON-GAAP FINANCIAL MEASURES
The Financial Highlights table accompanying this earnings release and other disclosures herein include the following non-GAAP measures:  (i) Adjusted EBITDA, (ii) margin of the Upstream segment, and (iii) gross margin and average daily rate of the

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Marine Services segment.  Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, cash flow from operating activities or any other measure of financial performance calculated and presented in accordance with GAAP.  Our non-GAAP financial measures may not be comparable to similarly-titled measures of other companies because they may not calculate such measures in the same manner as we do.

We define Adjusted EBITDA as net income plus interest expense – net, income tax expense, depreciation, amortization and accretion, loss on the forfeiture of investments in unconsolidated affiliates and a pro-rata portion (based on our equity ownership) of the interest expense and depreciation, amortization and accretion of each of our joint ventures.  We have included Adjusted EBITDA in our disclosures because we believe they are used by our investors as supplemental financial measures to assess the financial performance of our assets without regard to financing methods, capital structures or historical cost basis; to compare the operating performance of our assets with the performance of other companies that have different financing and capital structures; and to value our limited partners’ equity using EBITDA-type multiples.  Reconciliations of our non-GAAP Adjusted EBITDA measure to GAAP net income and equity earnings are provided in the Financial Highlights table and the Business Segment Data table.

Margin of our Upstream segment represents revenues generated from the sale of crude and lubrication oils and transportation of crude oil, less the related cost of sales of crude and lubrication oils, in each case prior to the elimination of intercompany amounts.  We believe margin is a more meaningful measure of financial performance than sales and costs of sales of crude and lubrication oils due to significant fluctuations in the period-to-period level of our marketing activities for these products and the underlying commodity prices.  Additionally, our management uses the non-GAAP measure of margin to evaluate the financial performance of the Upstream segment because it excludes

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expenses that are not directly related to the marketing activities being evaluated. A reconciliation of non-GAAP margin to GAAP segment operating income is provided in the Operating Data table.

Gross margin of our Marine Services segment is calculated as marine transportation revenues less related operating expenses and operating fuel and power.  Average daily rate is calculated as gross margin for the Marine Services segment divided by fleet operating days.  We believe these non-GAAP measures of gross margin and average daily rate are meaningful measures of the financial performance of our Marine Services business, in which we provide services under different types of contracts with varying arrangements for the payment of fuel costs and other operational fees.  These non-GAAP measures allow for comparability of results across different contracts within a given period, as well as between periods.  Furthermore, our management uses these non-GAAP measures to assist them in evaluating results of the Marine Services segment and making decisions regarding the use and deployment of our marine vessels.  A reconciliation of non-GAAP gross margin to GAAP segment operating income and the calculation of average daily rate are provided in the Operating Data table.

TEPPCO will host a conference call related to earnings performance today, Thursday, July 30, 2009 at 9 a.m. CDT.  Interested parties may listen live over the Internet through the partnership’s website at www.teppco.com.  Those interested in listening to the webcast should log in at least ten minutes prior to the start of the conference call to download and install any necessary audio software.  An audio replay of the conference call will be accessible for seven days by dialing (877) 660-6853 and using account code 345 and replay code 328361.  The replay and transcript will also be available on the TEPPCO website.

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TEPPCO Partners, L.P., is a publicly traded energy logistics partnership with operations that span much of the continental United States.  TEPPCO owns and operates an extensive network of assets that facilitate the movement, marketing, gathering and storage of various commodities and energy-related products.  The partnership’s midstream network is comprised of approximately 12,500 miles of pipelines that gather and transport refined petroleum products, crude oil, natural gas, liquefied petroleum gases (LPGs) and natural gas liquids, and includes one of the largest common carrier pipelines for refined petroleum products and LPGs in the United States.  TEPPCO’s storage assets include approximately 27 million barrels of capacity for refined petroleum products and LPGs and about 14 million barrels of capacity for crude oil.  TEPPCO also owns a marine transportation business that operates primarily on the United States inland and Intracoastal Waterway systems, and in the Gulf of Mexico.  For more information, visit TEPPCO’s website.  Texas Eastern Products Pipeline Company, LLC, the general partner of TEPPCO Partners, L.P., is owned by Enterprise GP Holdings L.P. (NYSE:EPE).

This news release includes forward-looking statements.  Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties such as the partnership’s expectations regarding future results, capital expenditures, project completions, liquidity and financial market conditions.  These risks and uncertainties include, among other things, insufficient cash from operations, market conditions, governmental regulations and factors discussed in TEPPCO Partners, L.P.'s filings with the Securities and Exchange Commission.  If any of these risks or uncertainties materializes, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected.  The partnership disclaims any intention or obligation to update publicly or reverse such statements, whether as a result of new information, future events or otherwise.

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TEPPCO Partners, L. P.
FINANCIAL HIGHLIGHTS
(Unaudited - In Millions, Except per Unit Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Operating Revenues:
Sales of petroleum products	$1,745.4	$4,006.5	$3,023.3	$6,651.1
Transportation - Refined Products	41.1	44.1	77.0	81.4
Transportation - LPGs	17.5	16.1	55.8	52.3
Transportation - Crude oil	15.2	17.4	37.1	32.7
Transportation - NGLs	13.6	12.7	26.1	25.7
Transportation - Marine	43.7	48.1	80.6	73.6
Gathering - Natural Gas	14.4	14.8	28.0	28.2
Other	22.3	20.8	42.9	44.0
Total operating revenues	1,913.2	4,180.5	3,370.8	6,989.0

Costs and Expenses:
Purchases of petroleum products	1,703.3	3,975.7	2,938.8	6,582.3
Operating expenses	74.1	66.5	140.9	120.3
Operating fuel and power	17.9	29.1	37.6	50.5
General and administrative	15.8	11.0	25.8	19.8
Depreciation and amortization	39.1	31.9	72.1	60.2
Taxes - other than income taxes	7.1	7.0	14.0	13.1
Total costs and expenses	1,857.3	4,121.2	3,229.2	6,846.2

Operating income	55.9	59.3	141.6	142.8

Interest expense	(32.3)	(33.0)	(64.4)	(71.6)
Equity in earnings (losses) of unconsolidated affiliates	(12.2)	21.3	12.9	41.0
Other, net	0.7	1.1	1.0	1.4

Income before provision for income taxes	12.1	48.7	91.1	113.6

Provision for income taxes	(0.9)	(1.0)	(1.7)	(1.8)

Net income	$11.2	$47.7	$89.4	$111.8

Net Income Allocated to:
Limited Partners	$9.3	$39.7	$74.3	$93.1
General Partner	1.9	8.0	15.1	18.7
Total Net Income Allocated	$11.2	$47.7	$89.4	$111.8

Basic and Diluted Net Income Per Limited Partner Unit	$0.09	$0.42	$0.71	$0.99

Weighted Average Number of Limited Partner Units	104.9	94.9	104.8	94.0

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Adjusted EBITDA
Net income	$11.2	$47.7	$89.4	$111.8
Provision for income taxes	0.9	1.0	1.7	1.8
Interest expense	32.3	33.0	64.4	71.6
Depreciation and amortization (D&A)	39.1	31.9	72.1	60.2
Loss on forfeiture of investment in Texas Offshore Port System	34.2	-	34.2	-
Amortization of excess investment in joint ventures	1.1	1.3	2.6	2.4
TEPPCO's pro-rata percentage of joint venture
interest expense and D&A	15.3	13.2	28.6	25.4

Adjusted EBITDA	$134.1	$128.1	$293.0	$273.2

TEPPCO Partners, L.P.
BUSINESS SEGMENT DATA
(Unaudited - In Millions)
				Marine	Intersegment
Three Months Ended June 30, 2009	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated

Operating revenues	$86.9	$31.1	$1,751.6	$43.7	$(0.1)	$1,913.2
Purchases of petroleum products	12.6	-	1,691.2	-	(0.5)	1,703.3
Operating expenses	28.4	8.4	16.6	20.7	-	74.1
Operating fuel and power	7.0	3.1	2.1	5.7	-	17.9
General and administrative	6.3	4.8	3.2	1.5	-	15.8
Depreciation and amortization (D&A)	15.6	10.3	6.7	6.5	-	39.1
Taxes - other than income taxes	3.5	0.7	1.9	1.0	-	7.1

Operating income	13.5	3.8	29.9	8.3	0.4	55.9

Equity in earnings (losses) of unconsolidated affiliates	(4.3)	23.8	(31.3)	-	(0.4)	(12.2)
Other, net	0.2	-	0.5	-	-	0.7

Income (loss) before interest	9.4	27.6	(0.9)	8.3	-	44.4

Depreciation and amortization	15.6	10.3	6.7	6.5	-	39.1
Loss on forfeiture of investment in Texas Offshore Port System	-	-	34.2	-	-	34.2
Amortization of excess investment in joint ventures	0.8	0.1	0.2	-	-	1.1
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	2.5	11.0	1.8	-	-	15.3

Adjusted EBITDA	$28.3	$49.0	$42.0	$14.8	$-	$134.1
Provision for income taxes						(0.9)
Depreciation and amortization						(39.1)
Interest expense						(32.3)
Loss on forfeiture of investment in Texas Offshore Port System						(34.2)
Amortization of excess investment in joint ventures						(1.1)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A						(15.3)

Net income						$11.2
				Marine	Intersegment
Three Months Ended June 30, 2008	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated

Operating revenues	$76.4	$30.6	$4,025.4	$48.1	$-	$4,180.5
Purchases of petroleum products	1.3	-	3,975.5	-	(1.1)	3,975.7
Operating expenses	30.4	4.4	12.7	19.0	-	66.5
Operating fuel and power	10.5	4.5	1.9	12.2	-	29.1
General and administrative	4.5	2.7	2.7	1.1	-	11.0
Depreciation and amortization (D&A)	10.5	10.0	5.0	6.4	-	31.9
Taxes - other than income taxes	3.5	0.7	2.0	0.8	-	7.0

Operating income	15.7	8.3	25.6	8.6	1.1	59.3
				-
Equity in earnings (losses) of unconsolidated affiliates	(3.7)	21.9	4.2	-	(1.1)	21.3
Other, net	0.4	0.1	0.6	-	-	1.1

Income before interest	12.4	30.3	30.4	8.6	-	81.7

Depreciation and amortization	10.5	10.0	5.0	6.4	-	31.9
Amortization of excess investment in joint ventures	1.1	-	0.2	-	-	1.3
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	2.6	8.8	1.8	-	-	13.2

Adjusted EBITDA	$26.6	$49.1	$37.4	$15.0	$-	$128.1
Provision for income taxes						(1.0)
Depreciation and amortization						(31.9)
Interest expense						(33.0)
Amortization of excess investment in joint ventures						(1.3)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A						(13.2)

Net income						$47.7

Reconciliation of Equity in earnings (losses) of unconsolidated affiliates to Adjusted JV EBITDA
Three Months Ended June 30, 2009:				Marine	Intersegment
	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated
Equity in earnings (losses) of unconsolidated affiliates	$(4.3)	$23.8	$(31.3)	$-	$(0.4)	$(12.2)
Loss on forfeiture of investment in Texas Offshore Port System	-	-	34.2	-	-	34.2
Amortization of excess investment in joint ventures	0.8	0.1	0.2	-	-	1.1
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	2.5	11.0	1.8	-	-	15.3
Adjusted JV EBITDA	$(1.0)	$34.9	$4.9	$-	$(0.4)	$38.4

Three Months Ended June 30, 2008:				Marine	Intersegment
	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated
Equity in earnings (losses) of unconsolidated affiliates	$(3.7)	$21.9	$4.2	$-	$(1.1)	$21.3
Amortization of excess investment in joint ventures	1.1	-	0.2	-	-	1.3
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	2.6	8.8	1.8	-	-	13.2
Adjusted JV EBITDA	$-	$30.7	$6.2	$-	$(1.1)	$35.8

TEPPCO Partners, L.P.
BUSINESS SEGMENT DATA
(Unaudited - In Millions)
				Marine	Intersegment
Six Months Ended June 30, 2009	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated

Operating revenues	$182.4	$60.1	$3,047.8	$80.6	$(0.1)	$3,370.8
Purchases of petroleum products	19.2	-	2,920.8	-	(1.2)	2,938.8
Operating expenses	53.3	17.0	31.2	39.4	-	140.9
Operating fuel and power	18.0	5.7	3.9	10.0	-	37.6
General and administrative	10.0	7.8	5.1	2.9	-	25.8
Depreciation and amortization (D&A)	27.1	19.8	12.3	12.9	-	72.1
Taxes - other than income taxes	6.9	1.5	3.7	1.9	-	14.0

Operating income	47.9	8.3	70.8	13.5	1.1	141.6

Equity in earnings (losses) of unconsolidated affiliates	(7.4)	49.4	(28.0)	-	(1.1)	12.9
Other, net	0.5	-	0.5	-	-	1.0

Income before interest	41.0	57.7	43.3	13.5	-	155.5

Depreciation and amortization	27.1	19.8	12.3	12.9	-	72.1
Loss on forfeiture of investment in Texas Offshore Port System	-	-	34.2	-	-	34.2
Amortization of excess investment in joint ventures	2.1	0.2	0.3	-	-	2.6
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	5.1	19.8	3.7	-	-	28.6

Adjusted EBITDA	$75.3	$97.5	$93.8	$26.4	$-	$293.0
Provision for income taxes						(1.7)
Depreciation and amortization						(72.1)
Interest expense						(64.4)
Loss on forfeiture of investment in Texas Offshore Port System						(34.2)
Amortization of excess investment in joint ventures						(2.6)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A						(28.6)

Net income						$89.4
				Marine	Intersegment
Six Months Ended June 30, 2008	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated

Operating revenues	$174.1	$60.7	$6,680.7	$73.6	$(0.1)	$6,989.0
Purchases of petroleum products	8.2	-	6,578.2	-	(4.1)	6,582.3
Operating expenses	57.3	9.4	26.0	27.6	-	120.3
Operating fuel and power	21.0	8.2	3.6	17.7	-	50.5
General and administrative	8.2	5.3	4.5	1.8	-	19.8
Depreciation and amortization (D&A)	20.7	19.6	9.8	10.1	-	60.2
Taxes - other than income taxes	6.7	1.5	3.7	1.2	-	13.1

Operating income	52.0	16.7	54.9	15.2	4.0	142.8

Equity in earnings (losses) of unconsolidated affiliates	(7.8)	45.6	7.2	-	(4.0)	41.0
Other, net	0.6	0.2	0.6	-	-	1.4

Income before interest	44.8	62.5	62.7	15.2	-	185.2

Depreciation and amortization	20.7	19.6	9.8	10.1	-	60.2
Amortization of excess investment in joint ventures	2.0	0.1	0.3	-	-	2.4
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	5.3	16.6	3.5	-	-	25.4

Adjusted EBITDA	$72.8	$98.8	$76.3	$25.3	$-	$273.2
Provision for income taxes						(1.8)
Depreciation and amortization						(60.2)
Interest expense						(71.6)
Amortization of excess investment in joint ventures						(2.4)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A						(25.4)

Net income						$111.8
Reconciliation of Equity in earnings (losses) of unconsolidated affiliates to Adjusted JV EBITDA
Six Months Ended June 30, 2009:				Marine	Intersegment
	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated
Equity in earnings (losses) of unconsolidated affiliates	$(7.4)	$49.4	$(28.0)	$-	$(1.1)	$12.9
Loss on forfeiture of investment in Texas Offshore Port System	-	-	34.2	-	-	34.2
Amortization of excess investment in joint ventures	2.1	0.2	0.3	-	-	2.6
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	5.1	19.8	3.7	-	-	28.6
Adjusted JV EBITDA	$(0.2)	$69.4	$10.2	$-	$(1.1)	$78.3

Six Months Ended June 30, 2008:				Marine	Intersegment
	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated
Equity in earnings (losses) of unconsolidated affiliates	$(7.8)	$45.6	$7.2	$-	$(4.0)	$41.0
Amortization of excess investment in joint ventures	2.0	0.1	0.3	-	-	2.4
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	5.3	16.6	3.5	-	-	25.4
Adjusted JV EBITDA	$(0.5)	$62.3	$11.0	$-	$(4.0)	$68.8

TEPPCO Partners, L. P.
Condensed Statements of Cash Flows (Unaudited) (In Millions)

	Six Months Ended
	June 30,
	2009	2008
Cash Flows from Operating Activities
Net income	$89.4	$111.8
Equity in earnings of unconsolidated affiliates	(12.9)	(41.0)
Distributions received from unconsolidated affiliates	89.2	79.3
Loss on early extinguishment of debt	-	8.7
Depreciation, working capital and other	41.8	5.3

Net Cash Provided by Operating Activities	207.5	164.1

Cash Flows from Investing Activities:
Cash used for business combinations	(50.0)	(345.6)
Cash paid for linefill on assets owned	(1.5)	(14.5)
Acquisition of intangible assets	(1.4)	(0.3)
Investment in Jonah Gas Gathering Company	(19.1)	(64.5)
Investment in Texas Offshore Port System	1.7	-
Capital expenditures (1)	(164.3)	(139.2)

Net Cash Used in Investing Activities	(234.6)	(564.1)

Cash Flows from Financing Activities:
Borrowings under debt agreements	759.3	2,348.1
Repayments of debt	(552.6)	(2,732.9)
Net proceeds from issuance of senior notes	-	996.3
Net proceeds from issuance of limited partner units	3.3	5.6
Acquisition of treasury units	(0.1)	-
Settlement of interest rate derivative instruments - treasury locks	-	(52.1)
Debt issuance costs	-	(9.3)
Distributions paid to partners	(182.8)	(155.7)

Net Cash Provided by Financing Activities	27.1	400.0

Net Change in Cash and Cash Equivalents	-	-
Cash and Cash Equivalents -- January 1	-	-

Cash and Cash Equivalents -- June 30	$-	$-

Non-cash investing activities:
Payable to Enterprise Gas Processing, LLC for spending
for Phase V expansion of Jonah Gas Gathering Company	$-	$2.8
Liabilities for construction work in progress	$10.7	$22.5
Non-cash financing activities:
Issuance of Units in Cenac acquisition	$-	$186.6
Supplemental Information:
Interest paid (net of capitalized interest)	$63.4	$56.9

(1)	Includes capital expenditures for maintaining existing operations of $17.3 million in 2009, and $19.6 million in 2008.

TEPPCO Partners, L. P.
Condensed Balance Sheets (Unaudited)
(In Millions)

	June 30,	December 31,
	2009	2008

Assets
Current assets
Cash and cash equivalents	$-	$-
Other	1,129.8	907.6

Total current assets	1,129.8	907.6

Property, plant and equipment - net	2,591.6	2,439.9
Intangible assets (1)	195.1	207.7
Investments in unconsolidated affiliates	1,198.9	1,255.9
Goodwill	106.6	106.6
Other assets	132.9	132.1

Total assets	$5,354.9	$5,049.8

Liabilities and Partners' Capital

Total current liabilities	$1,086.9	$900.0

Total current liabilities	1,086.9	900.0

Senior Notes (2)	1,710.9	1,713.3
Junior Subordinated Notes	299.6	299.6
Other long-term debt	723.3	516.7
Other non-current liabilities	27.8	28.7
Partners' capital
Accumulated other comprehensive loss	(43.0)	(45.8)
General partner's interest (3)	(126.3)	(110.3)
Limited partners' interests	1,675.7	1,747.6

Total partners' capital	1,506.4	1,591.5

Total liabilities and partners' capital	$5,354.9	$5,049.8

(1)	Includes the value of long-term service agreements between TEPPCO and its customers.
(2)	Includes $15.4 million and $18.1 million at Jun. 30, 2009 and Dec. 31, 2008, respectively, related to fair value hedges.
(3)	Amount does not represent a future financial commitment by the General Partner to make a contribution to TEPPCO.

TEPPCO Partners, L. P.
OPERATING DATA
(Unaudited - In Millions, Except as Noted)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Downstream Segment:
Barrels Delivered
Refined Products	40.0	41.9	76.6	80.4
LPGs	6.6	6.7	19.2	19.6

Total	46.6	48.6	95.8	100.0

Average Tariff Per Barrel
Refined Products	$1.03	$1.05	$1.01	$1.01
LPGs	2.65	2.41	2.91	2.67

Average System Tariff Per Barrel	$1.26	$1.24	$1.39	$1.34

Upstream Segment:
Margins/Revenues:
Crude oil transportation revenue	$22.5	$24.1	$43.0	$47.5
Crude oil marketing margin	25.6	15.6	57.8	35.9
Crude oil terminaling revenue	6.0	4.5	13.6	8.4
Lubrication Services, LLC (LSI) margin	2.6	3.0	5.8	5.7
Total Margins/Revenues	$56.7	$47.2	$120.2	$97.5

Reconciliation of Margins/Revenues to Operating Income:

Sales of petroleum products	$1,732.7	$4,005.3	$3,003.9	$6,643.0
Transportation - Crude oil	15.2	17.4	37.1	32.7
Purchases of petroleum products	(1,691.2)	(3,975.5)	(2,920.8)	(6,578.2)
Total Margins/Revenues	56.7	47.2	120.2	97.5
Other operating revenues	3.7	2.7	6.8	5.0
Operating expenses	(16.6)	(12.7)	(31.2)	(26.0)
Operating fuel and power	(2.1)	(1.9)	(3.9)	(3.6)
General and administrative	(3.2)	(2.7)	(5.1)	(4.5)
Depreciation and amortization	(6.7)	(5.0)	(12.3)	(9.8)
Taxes - other than income taxes	(1.9)	(2.0)	(3.7)	(3.7)
Operating income	$29.9	$25.6	$70.8	$54.9

Total barrels
Crude oil transportation	28.5	29.4	57.7	57.2
Crude oil marketing (1)	41.8	44.3	87.2	87.2
Crude oil terminaling	50.8	39.7	97.6	72.9

Lubrication oil volume (total gallons):	5.0	3.9	10.4	7.8

Margin/average tariff per barrel:
Crude oil transportation	$0.792	$0.818	$0.746	$0.830
Crude oil terminaling	0.117	0.114	0.139	0.115

Lubrication oil margin (per gallon):	$0.505	$0.781	$0.556	$0.738

(1)	The 2008 amounts, previously disclosed as 61.6 million and 119.2 million for the three months and six months ended June 30, 2008, respectively, have been adjusted to exclude inter-region transfers, which are transfers among TEPPCO Crude Oil, LLC's various geographically managed regions.

TEPPCO Partners, L. P.
OPERATING DATA
(Unaudited - In Millions, Except as Noted)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2009	2008	2009	2008
Midstream Segment:
	Gathering - Natural Gas - Jonah
	Bcf	200.3	173.5	395.2	340.6
	Btu (in trillions)	221.0	192.5	436.1	377.2
	Average fee per MMBtu	$0.237	$0.233	$0.236	$0.233

	Gathering - Natural Gas - Val Verde
	Bcf	46.1	41.6	88.9	79.8
	Btu (in trillions)	41.7	36.8	80.3	71.0
	Average fee per MMBtu	$0.345	$0.402	$0.349	$0.397

	Transportation - NGLs
	Total barrels (includes lease barrels)	17.7	18.8	34.6	38.4
	Average rate per barrel	$0.844	$0.747	$0.834	$0.742

	Fractionation - NGLs
	Total barrels	1.0	1.1	1.8	2.1
	Average rate per barrel	$1.784	$1.785	$1.785	$1.722

	Natural Gas Sales
	Btu (in trillions)	0.8	1.2	1.6	2.8
	Average fee per MMBtu	$2.37	$8.55	$2.91	$7.52

	Sales - Condensate
	Total barrels (thousands)	12.0	12.5	46.2	60.4
	Average rate per barrel	$47.30	$108.97	$31.66	$83.39

Marine Services Segment:
	Number of tow boats (inland / offshore) (1)	59 / 6	45 / 6	59 / 6	45 / 6
	Number of tank barges (inland / offshore) (1)	127 / 8	103 / 8	127 / 8	103 / 8
	Fleet available days (in thousands) (2)	15.5	14.2	29.4	21.6
	Fleet operating days (in thousands) (3)	13.6	13.1	25.9	20.0
	Fleet utilization (4)	88%	92%	88%	93%
	Gross margin	$17.3	$16.9	$31.2	$28.3
	Average daily rate (in thousands)	$1.27	$1.29	$1.20	$1.42

	Reconciliation of Marine Gross Margin to Operating Income:

	Transportation - Marine	$43.7	$48.1	$80.6	$73.6
	Operating expense	(20.7)	(19.0)	(39.4)	(27.6)
	Operating fuel and power	(5.7)	(12.2)	(10.0)	(17.7)
	Gross margin	17.3	16.9	31.2	28.3
	General and administrative	(1.5)	(1.1)	(2.9)	(1.8)
	Depreciation and amortization	(6.5)	(6.4)	(12.9)	(10.1)
	Taxes - other than income taxes	(1.0)	(0.8)	(1.9)	(1.2)
	Operating Income	$8.3	$8.6	$13.5	$15.2

	Average daily rate:

	Gross margin	$17.3	$16.9	$31.2	$28.3
	Fleet operating days (in thousands)	13.6	13.1	25.9	20.0
	Average daily rate (in thousands)	$1.27	$1.29	$1.20	$1.42

(1)	Amounts represent equipment that has either been licensed or certified and available for use.
(2)	The aggregate number of calendar days in a period during which each vessel in our fleet has been owned by us less
	the aggregate number of days in a period that our vessels are not operating due to scheduled or unscheduled
	maintenance and repairs.
(3)	Fleet available days less the aggregate number of days that our vessels are off-hire in a period.
(4)	Fleet operating days divided by fleet available days.